As filed with the Securities and Exchange Commission on November __, 2001

                                                                PRELIMINARY COPY

  CONFIDENTIAL PURSUANT TO RULE 14a-6(e)(2), FOR THE USE OF THE COMMISSION ONLY

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                 ---------------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[_] Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

                                 ---------------
                           BACTROL TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)
                     (Name of Person Filing Proxy Statement)
                                 ---------------

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials:
[_]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid: $
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                           BACTROL TECHNOLOGIES, INC.
                              2180 EXECUTIVE DRIVE
                           COLORADO SPRINGS, CO 80906


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 18, 2001


                                                              November 30, 2001

To the Shareholders of Bactrol Technologies, Inc.:

     Notice is hereby given that a Special Meeting of Shareholders of Bactrol Technologies, Inc., a New York corporation (the "Company"), will be held at the law offices of Pryor Cashman Sherman & Flynn, LLP, 410 Park Avenue, New York, New York 10022 on Tuesday, December 18, 2001 at 10:00 A.M., local time, for the following purposes:

     1. To approve the Restated Certificate of Incorporation to (i) change the Company's name to Military Resale Group, Inc., (ii) increase the number of shares of capital stock from 50,000,000 shares to 60,000,000 shares by authorizing 10,000,000 shares of Preferred Stock, par value $0.0001 per share, (iii) vest in the Board of Directors of the Company the authority to designate the rights, designations and preferences of the Preferred Stock, (iv) permit shareholder actions to be taken without a meeting by written consent, so long as a written consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, (v) limit the personal liability of directors to the extent permitted by Section 402(b) of the Business Corporation Law of the State of New York and (vi) provide for the indemnification of the directors and officers by the Company to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York; and

     2. To consider and act upon such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on November 26, 2001 will be entitled to vote at the Special Meeting.



                                              Sincerely,


                                              ETHAN D. HOKIT
                                              PRESIDENT

                           BACTROL TECHNOLOGIES, INC.
                              2180 EXECUTIVE DRIVE
                           COLORADO SPRINGS, CO 80906



                                 PROXY STATEMENT


     This Proxy Statement is furnished to shareholders of Bactrol Technologies, Inc., a New York corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company, of proxies to be voted at a Special Meeting of Shareholders to be held on Tuesday, December 18, 2001, at 10:00 A.M., New York City time, at the law offices of Pryor Cashman Sherman & Flynn, LLP, 410 Park Avenue, New York, New York 10022, and at any adjournment or adjournments thereof (the "Special Meeting"). The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card were first mailed to shareholders of the Company on or about November 30, 2001.

     At the Special Meeting, the following matters will be considered and voted upon:

          1. To approve the Restated Certificate of Incorporation to (i) change the Company's name to Military Resale Group, Inc., (ii) increase the number of shares of capital stock from 50,000,000 shares to 60,000,000 shares by authorizing 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), (iii) vest in the Board of Directors of the Company the authority to designate the rights, designations and preferences of the Preferred Stock, (iv) permit shareholder actions to be taken without a meeting by written consent, so long as a written consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, (v) limit the personal liability of directors to the extent permitted by
               Section 402(b) of the Business Corporation Law of the State of New York and (vi) provide for the indemnification of the directors and officers by the Company to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York; and

          2.   Such other business as may properly come before the meeting.

VOTING AND REVOCATION OF PROXIES; ADJOURNMENT

     All of the voting securities of the Company represented by valid proxies, unless the shareholder otherwise specifies therein or unless revoked, will be voted FOR the proposed amendment to the Company's Certificate of Incorporation, and at the discretion of the proxy holders on any other matters that may properly come before the Special Meeting. The Board of Directors does not know of any matters to be considered at the Special Meeting other than the proposals set forth above.

     If a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any shareholder has the power to revoke such shareholder's proxy at any time before it is voted. A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Special Meeting, or by voting in person at the Special Meeting.

     The approval of the holders of a majority of the outstanding shares of Common Stock, par value $.0001 per share (the "Common Stock") entitled to vote at the Special Meeting is required to approve the proposed amendment to the Company's Certificate of Incorporation and a majority of the votes cast by the shareholders entitled to vote at the meeting is required to take any other action. Although no formal agreement exists, the Company anticipates that the 3,650,000 shares (approximately 55.05% of the outstanding shares) of Common Stock beneficially owned by Mr. Edward T. Whelan, the Chairman of the Board and Chief Executive Officer of the Company, will be voted as recommended for the proposed amendment to the Company's Certificate of Incorporation set forth herein. Accordingly, the Board of Directors anticipates that the proposed amendment to the Company's Certificate of Incorporation set forth herein will be approved and adopted. In the event sufficient votes in favor of any of the matters to come before the Special Meeting are not received by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

SOLICITATION

         The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain directors, officers or other employees of the Company may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to directors, officers or other employees of the Company for such services. The total cost of any such solicitation will be borne by the Company and will include reimbursement of brokerage firms and other nominees.

QUORUM AND VOTING RIGHTS

         The Board of Directors of the Company has fixed Monday, November 26, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

COMMON STOCK OWNED BY DIRECTORS, OFFICERS AND OTHER BENEFICIAL OWNERS

         The following table sets forth, as of November 26, 2001, the names, addresses and number of shares of Common Stock beneficially owned by all persons known to the management of the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock, and the names and number of shares beneficially owned by all directors of the Company and all executive officers and directors of the Company as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

                                                  SHARES OF COMMON STOCK
                                                           OWNED(1)
                                               -------------------------------
           NAME AND ADDRESS                        AMOUNT                %
     ----------------------------              --------------         --------
Edward T. Whelan..........................     3,650,000(2)             55.05%
135 First Street
Keyport, New Jersey 07735

Edward Meyer, Jr..........................     2,710,500(3)             40.88
32 Daniel Drive
Hazlet, New Jersey 07730

Xcel Associates, Inc. ....................     2,210,050                33.33
224 Middle Road
Hazlet, New Jersey 07730

                                                  SHARES OF COMMON STOCK
                                                           OWNED(1)
                                               -------------------------------
           NAME AND ADDRESS                        AMOUNT                %
     ----------------------------              --------------         --------

Ronald Steenbergen............................   1,000,000(4)          13.11
4 Cho Yuen Street
Wah Shun Industrial Building
Yau Tong, Kolwoon
Peoples Republic of China

Ethan D. Hokit................................     440,000(5)           6.64
3305 Blodgett Drive
Colorado Springs, Colorado 80919

Richard H. Tanenbaum..........................     450,000              6.79
7315 Wisconsin Avenue
Suite 775N
Bethesda, Maryland 20814

Shannon Investments, Inc. ....................     400,000              6.03
224 Middle Road
Hazlet, New Jersey 07730

Directors and executive officers as a group
  (three persons).............................   4,540,000             68.48

------------------

(1) For purposes of this table, information as to the beneficial ownership of shares of our common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of Common Stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after the date of this Proxy Statement. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days after the date of this Proxy Statement is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

(2) Includes 400,000 shares of Common Stock owned of record by Shannon Investments, Inc., of which Mr. Whelan is a principal shareholder, and 2,210,050 shares owned of record by Xcel Associates, Inc., of which Mr. Whelan is a principal shareholder.

(3) Includes 2,210,050 shares of Common Stock owned of record by Xcel Associates, of which Mr. Meyer is a principal shareholder.

(4) Represents 1,000,000 shares of Common Stock issuable upon the exercise of currently exercisable stock options.

(5) Includes 400,000 shares of Common Stock owned of record by Mary Hokit, the wife of Mr. Hokit.

                                    PROPOSAL

                      RESTATED CERTIFICATE OF INCORPORATION

BACKGROUND

     The Company acquired Military Resale Group, Inc., a Maryland corporation ("MRG"), on November 15, 2001. Prior to the acquisition, the Company was a development stage company that did not have any significant assets or on-going business operations. MRG is a regional distributor of grocery and household items specializing in distribution to the military market. MRG distributes a wide variety of items, including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, beverages, dairy products, paper goods and cleaning and other supplies. MRG's operations are currently directed to servicing the commissaries and exchanges at five military installations located in Colorado, Wyoming and South Dakota, including the Air Force Academy located in Colorado Springs, Colorado. MRG is approved by the Department of Defense to contract with military commissaries and exchanges.

PROPOSED RESTATEMENT

     On November 15, 2001, the Board adopted, subject to shareholder approval, a resolution to restate in its entirety the Certificate of Incorporation of the Company. The text of the proposed Restated Certificate of Incorporation is annexed to this Proxy Statement as Annex A

     A. CHANGE OF NAME

     In connection with the proposed Restated Certificate of Incorporation, the Company proposes to change its corporate name to "Military Resale Group, Inc." In the judgment of the Board, the change of the Company's corporate name is desirable in view of the fact that its recently-acquired subsidiary, Military Resale Group, Inc., is already an established reseller of products to the military market and such name recognition will help the Company in maintaining existing and creating new business.

     If  the  proposed   Restated   Certificate  of  Incorporation  is  adopted,
shareholders will not be required to exchange outstanding stock certificates for new stock certificates.

     B. INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY

     The Company's Board of Directors has proposed (i) an increase in the number of shares of capital stock of the Company from 50,000,000 shares to 60,000,000 shares by authorizing 10,000,000 shares of Preferred Stock, par value $0.0001 per share and (ii) that the Board of Directors be vested the authority to designate the rights, designations and preferences of the Preferred Stock. On November 26, 2001, 6,630,004 shares of Common Stock were outstanding and an aggregate of 1,000,000 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants.

     The Company has no specific plans for the issuance of the Preferred Stock. However, the Board of Directors believes that the proposed authorization is desirable so that, as the need may arise, the Company will have more financial flexibility and be able to issue Preferred Stock without the expense and delay associated with a special shareholders' meeting, except where shareholder approval is required by applicable law or stock exchange regulations. The Preferred Stock might be used, for example, in connection with an expansion of the Company's business through investments or acquisitions, sold in a financing transaction or issued under an employee stock option, savings, or other benefit plan or in a stock split or dividend to shareholders. The Board does not intend to issue any shares except on terms that it considers to be in the best interests of the Company and its shareholders.

     The Preferred Stock for which authorization is sought would be a separate class of stock from the existing class of Common Stock. If and when issued, these shares would have preferred rights and privileges as compared to the shares of Common Stock presently outstanding. No holder of Common Stock has any preemptive rights to acquire Preferred Stock.

     The issuance of additional shares could reduce existing shareholders percentage ownership and voting power in the Company and, depending on the transaction in which such shares are issued, could affect the per share book value or other per share financial measures.

     Although the proposed amendment is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the Preferred Stock could be used to make any attempt to gain control to the Company or the Board of Directors more difficult or time-consuming. Any of the Preferred Stock could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. It is possible that such shares could be sold with or without an option, on the part of the Company, to repurchase such shares, or on the part of the purchaser, to put such shares to the Company.

     The amendment to authorize the Preferred Stock might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's capital stock, to acquire control of the Company, since the issuance of the Preferred Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of the Company. If so used, the effect of the authorized shares of Preferred Stock might be (i) to deprive shareholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or the purchase of shares by a person or entity seeking to obtain control of the Company or (ii) to assist incumbent management in retaining its present position.


     C. SHAREHOLDER ACTION BY WRITTEN CONSENT

     The Board of Directors has proposed to permit shareholder actions to be taken without a meeting by written consent, so long as a written consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. This proposal would eliminate the need for convening a shareholder meeting each time a shareholder vote is necessary, by permitting shareholder action to be taken by written consent, provided that shareholders executing the written consent hold enough shares to approve such action at a shareholder's meeting.

     D. LIMIT DIRECTORS' LIABILITY

     The Board of Directors has proposed to adopt a provision in the Restated Certificate of Incorporation that would limit, to the extent permitted by New York law, the personal liability of directors to the Company or its shareholders for damages for certain breaches of fiduciary duty as a director (the "Director Liability Provision"). The text of the Director Liability Provision, is as follows:

          8. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 402(b) of the New York Business Corporation Law, as the same may be amended and supplemented.

The Director Liability Provision is intended to facilitate the Company's ability to attract and retain qualified directors to serve on the Board of Directors and to protect against unfavorable changes in the cost of obtaining directors' and officers' liability insurance. To date, the Company has not experienced any difficulties in attracting or retaining qualified directors. By approving the Director Liability Provision, the Company, like numerous other New York corporations, would receive the benefits conferred by the New York legislature when it amended the New York Business Corporation Law ("BCL") in 1987 to provide directors substantially broader protection from the risks of personal liability in the wake of expanded litigation and reduced and more costly availability of directors' and officers' liability insurance. The Director Liability Provision would give the Company's directors the full protection against personal liability that is permitted under the BCL by eliminating the personal liability of directors to the Company and its shareholders for monetary damages for breach of duties as a director except for acts or omissions which: (1) are in bad faith; (2) involve intentional misconduct; (3) involve a knowing violation of law; (4) result in a director personally gaining a financial profit or other advantage to which he/she was not legally entitled; or (5) constitute a violation of Section 719 of the BCL. The provision limiting the liability of directors shall not be applicable to any act or omission occurring prior to the adoption of said provision. Adoption of the Director Liability Provision would limit the remedies otherwise available to a shareholder seeking to challenge a decision by the Board of Directors, including, for example, a decision relating to an acquisition proposal or a similar transaction, even if such a decision was grossly negligent. While the Director Liability Provision limits the directors' liability for monetary damages for breach of fiduciary duty, it would not limit the availability of equitable remedies such as an injunction or rescission based on a director's breach of those duties, nor apply to claims against a director arising out of actions taken as an officer of the Company or limit a shareholder's ability to seek relief under any other law, including the federal securities laws. Although equitable remedies such as injunction and rescission would continue to be available, the Director Liability Provision may nevertheless reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of duty, even though such an action, if successful, might have benefited the Company and its shareholders. The Board of Directors believes that the Director Liability Provision strikes the proper balance between the need to attract and retain highly qualified directors and the need to hold directors accountable to the Company and its shareholders for actions that are not in the Company's best interest. Shareholders should note, however, that because the Company's directors may benefit from the added protection the Director Liability Provision provides, the directors have a personal interest in its adoption.

     E. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Board of Directors has proposed to adopt a provision in the Restated Certificate of Incorporation that would provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Article 7 of the BCL (the "Indemnification Provision"). The text of the Indemnification Provision, is as follows:

          7. The Corporation shall, to the fullest extent possible permitted by Article 7 of the New York Business Corporation Law, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under such Article 7 from and against any and all of expenses, liabilities or other matters referred to in or covered by such
               Article 7, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, resolution of shareholders or directors, agreement or otherwise, as permitted by such Article 7, as to action in any capacity in which such person served at the request of the Corporation.

     New York law permits corporations to indemnify its directors, officers, employees and agents if such director, officer, employee or agent (i) acted in good faith, (ii) acted in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and (ii) with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     The effect of the adoption of the proposed Indemnification Provision will be to provide significant protections to the individuals who serve as directors and officers of the Company, and to encourage individuals possessing skills and abilities required by the Company in conducting its business to continue to serve in such positions and offices and to continue to attract qualified individuals to serve in such positions and officers. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the federal securities laws is against public policy and therefore unenforceable.

     The Indemnification Provision is not being proposed in response to any specific resignation or refusal to serve by any director or officer or potential director or officer, and the Company has not experienced any difficulties in attracting or retaining directors and officers. The Company is not aware of any pending or threatened claim that would be covered by the proposed Indemnification Provision.

VOTE REQUIRED

     The proposed amendment to, and restatement of, the Certificate of Incorporation will become effective only upon approval by the holders of a majority of the outstanding shares of Common Stock and the filing of a Restated Certificate of Incorporation with the Secretary of the State of New York (the "Restated Certificate"), which filing is expected to take place shortly after the Special Meeting. If this proposed amendment is not approved by the shareholders, then the Restated Certificate of Incorporation will not be filed.

     The Board recommends a vote FOR approval of the proposed Restated Certificate of Incorporation.



                                 OTHER BUSINESS

     Other than as described above, the Board of Directors knows of no matters to be presented at the Special Meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this Proxy Statement do properly come before the meeting or any adjournment thereof.



                                  ANNUAL REPORT

     Upon written request of any person entitled to vote at the Special Meeting, addressed to Ethan D. Hokit, President, Bactrol Technologies, Inc., 2517 Durango Drive, Colorado Springs, Colorado 80910, the Company will provide, without charge, a copy of its Annual Report on Form 10-KSB for year ended December 31, 2000, including the financial statements affixed thereto.

                                            By Order of the Board of Directors,


                                            EDWARD T. WHELAN,
                                            CHAIRMAN OF THE BOARD

Dated:   November 30, 2001
         Colorado Springs, Colorado

                                                                         ANNEX A


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           BACTROL TECHNOLOGIES, INC.

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW
                            OF THE STATE OF NEW YORK



         The undersigned, being the President and Secretary, respectively, of Bactrol Technologies, Inc., a New York corporation, hereby certify and set forth as follows:

         FIRST: That the name of the corporation is Bactrol Technologies, Inc. (the "Corporation"). The name under which the Corporation was formed is "Owl Capital Corp."

         SECOND: That the Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York August 31, 1983 and was amended on October 5, 1983. A certificate changing the name of the Corporation to Bactrol Technologies, Inc. was filed on June 6, 1988.

         THIRD: That the Certificate of Incorporation of the Corporation is hereby amended as follows:

              A.            To change the Corporation's name.

              B. To increase the number of shares of capital stock from 50,000,000 shares to 60,000,000 shares by authorizing 10,000,000 shares of Preferred Stock, par value $0.0001 per share, and to vest in the Board of Directors of the Corporation the authority to designate the rights, designations and preferences of the Preferred Stock.

              C. To permit shareholder actions to be taken without a meeting by written consent, so long as the written consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

              D. To limit the personal liability of directors to the extent permitted by Section 402(b) of the Business Corporation Law of the State of New York.

              E. To indemnify directors and officers to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York.

         Accordingly, the Certificate of Incorporation of the Corporation is hereby restated to read as herein set forth in full:

                1.          The  name  of the  Corporation  is  Military  Resale
                            Group, Inc.

                2. The Corporation is formed to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that it is not formed to engage in any act or activity which requires the
                            consent   or   approval
                            of any state official, department, board, agency or other body, without such approval or consent first being obtained.

                3. The office of the Corporation is to be located in the county of New York, State of New York.

                4. The aggregate number of shares of capital stock of the Corporation is 60,000,000, of which 50,000,000 shall be Common Stock, par value $.0001 per share (the "Common Stock"), and 10,000,000 shall be Preferred Stock, par value $.0001 per share (the "Preferred Stock"). The Preferred Stock may be issued, from time to time, in one or more series with such designations, preferences and relative participating options or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating options or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to determine the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and determine the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of such Preferred Stock or any series thereof.

                 5. The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process against the Corporation may be served. The address to which the Secretary of State shall mail a copy of any such process so served is:

                                            Ethan D. Hokit
                                            Military Resale Group, Inc.
                                            2180 Executive Drive
                                            Colorado Springs, CO 80906


                 6. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                 7. The Corporation shall, to the fullest extent possible permitted by Article 7 of the New York Business Corporation Law, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under such Article 7 from and against any and all of expenses, liabilities or other matters referred to in or covered by such Article 7, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, resolution of shareholders or directors, agreement or otherwise, as permitted by such Article 7, as to action in any capacity in which such person served at the request of the Corporation.

                 8. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 402(b) of the New York Business Corporation Law, as the same may be amended and supplemented.

         FOURTH: This restatement of the Certificate of Incorporation of the Corporation was authorized by the unanimous approval of the Board of Directors of the Corporation on November 15, 2001 and by the vote of a majority of all outstanding shares of the Corporation entitled to vote thereon at the Special Meeting of the Shareholders of the Corporation held on December 18, 2001.

                                 REVOCABLE PROXY
                           BACTROL TECHNOLOGIES, INC.

/ X /   PLEASE MARK VOTES
        AS IN THIS EXAMPLE


     The undersigned hereby appoint(s) Edward T. Whelan or Ethan D. Hokit as lawful attorney and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Special Meeting of Shareholders of Bactrol Technologies, Inc. to be held at the law offices of Pryor Cashman Sherman & Flynn LLP 410 Park Avenue, New York, New York 10022 on Thursday November 30, 2001 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

     The Board of Directors recommends a vote "FOR" the proposal set forth below.



PROPOSAL 1:                                    For   Against  Abstain
                                               / /     / /      / /
Proposal to adopt the Company's
Restated Certificate of Incorporation.

     IN ACCORDANCE WITH THEIR DISCRETION, SAID ATTORNEYS AND PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS OR PROPOSALS NOT KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY WHICH MAY PROPERLY COME BEFORE THE MEETING.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESCRIBED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH HEREIN. ANY PRIOR PROXY IS HEREBY REVOKED.





                                       -------------------
PLEASE BE SURE TO SIGN AND DATE               DATE
THIS PROXY IN THE BOX BELOW.
----------------------------------------------------------
Shareholder sign above   Co-holder (if any) sign above
----------------------------------------------------------
--------------------------------------------------------------------------------
                           BACTROL TECHNOLOGIES, INC.

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.
                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------